                            EXCHANGE AGREEMENT

         This Exchange Agreement, is being made and entered into on April 14, 1998, effective as of the 17th day of February, 1998, by and between Sterling Vision, Inc., a New York corporation having an office at 1500 Hempstead Turnpike, East Meadow, New York 11554 (the "Company"), and each of the entities and/or individuals whose signature appears below (each individually referred to as an "Original Holder" and, collectively, as the "Original Holders").

                           W I T N E S S E T H:

         WHEREAS, on February 17, 1998, the Company issued and delivered to the Original Holders its Convertible Debentures Due February 17, 1999, in the original, aggregate principal amount of $3.5 million (collectively, the "Debentures"), together with its Warrants (collectively, the "Warrants") entitling the Original Holders to subscribe for and purchase up to an aggregate of 700,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

         WHEREAS, as of the date of the Company's issuance and delivery, to the Original Holders, of the Debentures and Warrants, the Company believed that its sale and issuance of the Debentures and Warrants would not have a material, adverse effect upon the Company's net income; and

         WHEREAS, since the date of the Company's issuance and delivery, to the Original Holders, of the Debentures and Warrants, the Company's independent auditors have advised the Company that the Debentures may have to be classified on the Company's financial statements as debt and, further, that the same, together with the Warrants, might have a material, adverse effect upon its net income; and

         WHEREAS, the Company and the Original Holders intended (and, as of the date hereof, continue to intend) that the Debentures and Warrants not have a material, adverse impact on the Company's net income.

         NOW, THEREFOR, in consideration of the mutual covenants herein contained, and in order to more effectively confirm the Company's and each of the Original Holder's intention that the Debentures be treated on the Company's financial statements as equity securities, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Effective as of February 17, 1998, each of those: (i) certain Convertible Debentures and Warrants Subscription Agreements (collectively, the "Original Subscription Agreements") entered into between the Company and the Original Holders on February 17, 1998; (ii) certain Convertible Debentures Due February 17, 1999 (collectively, the "Debentures"), issued and delivered by the Company to the Original Holders on February 17, 1998, in the aggregate principal amount of $3.5 million; and (iii) certain Warrants (collectively, the "Original Warrants") issued by the Company to the Original Holders on February 17, 1998, and evidencing the Original Holders' right to subscribe for and purchase, from the Company, an aggregate of 700,000 shares of its Common Stock, par value $.01, shall each be deemed exchanged for: (x) those certain Convertible Preferred Stock and Warrants Subscription Agreements (the form of which is annexed hereto as Exhibit A) being simultaneously herewith entered into between each of the Original Holders and the Company; (y) an aggregate of 35 shares of the Company's Senior Convertible Preferred Stock (the Certificate of Amendment to the Company's Certificate of Incorporation setting forth the preferences and relative rights of such Preferred Stock, and the qualifications, limitations and restrictions thereof, being in the form annexed hereto as Exhibit B), being issued by the Company to the Original Holders simultaneously upon the execution hereof; and (z) the Company's Warrants (the form of which is annexed hereto as Exhibit C) pursuant to which the Original Holders shall be entitled to subscribe for and purchase an aggregate of 700,000 shares of the Company's Common Stock, par value $.01 per share, respectively.

         Simultaneously upon the execution of this Exchange Agreement and each of the Exhibits annexed hereto, the Original Subscription
Agreements, the Debentures and the Original Warrants shall automatically be deemed to be null, void and of no further force and/or effect, AB INITIO.

         IN WITNESS WHEREOF, the Company and each of the Original Holders have executed this Exchange Agreement on this 14th day of April, 1998, to be effective as of the day and year first above written.

                                       STERLING VISION, INC.

                                       By:
                                          -------------------------------
                                          Robert Cohen, Chairman


                                       By:
                                          -------------------------------


                                       By:
                                          -------------------------------


                                       By:
                                          -------------------------------


                                       By:
                                          -------------------------------

                     CERTIFICATE OF AMENDMENT OF THE
                     CERTIFICATE OF INCORPORATION OF
                          STERLING VISION, INC.
            Under Section 805 of the Business Corporation Law


         FIRST: The name of the corporation is Sterling Vision, Inc. (the "Company"), and the Company was formed under the name Sterling
Acquisition, Inc.

         SECOND: The Certificate of Incorporation of the Company was filed with the Department of State of the State of New York on January 15, 1992.

         THIRD: The Certificate of Incorporation of the Company is hereby amended to create a series of the Company's Preferred Stock, par value $.01 per share, designated as Senior Convertible Preferred Stock, which is authorized pursuant to Article 4 of the Certificate of Incorporation of the Company, and Article 4 shall be amended to be restated in its entirety by adding to the end of such Article 4 the following:

"Article 1.   Designation, Issuance, Rank, Dividends and
              Redemption/Resale.

         Section 1.1 Designation, Issuance and Rank. The designation of the series of Preferred Stock authorized by this Resolution shall be "Senior Convertible Preferred Stock" (the "Convertible Preferred Stock" or the "Security"). The maximum number of shares of Convertible Preferred Stock issuable hereunder shall be thirty-five (35), which shares may be issued from time to time. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock of the Company or any series thereof in Certificates of Designation or in the Company's Certificate of Incorporation, as amended and as hereafter may be amended ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock of the Company or any series thereof, the rights and preferences of the Convertible Preferred Stock shall rank pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any present or future class or series of Preferred Stock or common stock of the Company. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to decrease the number of shares of Convertible Preferred Stock, prior or subsequent to the issue of that series, but not below the number of shares of the Convertible Preferred Stock then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The rights, preferences, privileges and restrictions granted to, and imposed on, the Convertible Preferred Stock are as set forth below in this Article 1.

         Section 1.2 Payment of Dividends.

         (a) The holders of the Convertible Preferred Stock or their registered assigns (each a "Holder") shall be entitled to receive dividends on the "Stated Value" of each share of Convertible Preferred Stock, whether or not such dividends are declared by the Board of Directors. Dividends shall accrue from February 17, 1998 notwithstanding that the Convertible Preferred Stock was issued after such date, and shall be payable (including, but not limited to, all accrued and unpaid dividends on such portion, if any, of the Stated Value of the Convertible Preferred Stock as may have been previously converted or redeemed pursuant to the provisions hereof) subject to the provisions of Subsection 1.2(d) below, in United States Dollars, quarter-annually, in arrears, on the 17th day of each May, August, November and February, commencing May 17, 1998 (each a "dividend payment date").

         (b) The "Stated Value" of each share of Convertible Preferred Stock (regardless of its par value), shall be One Hundred Thousand ($100,000) Dollars, which shall be increased or decreased proportionately for any stock consolidation or stock split, respectively, of the outstanding shares of Convertible Preferred Stock.

         (c) Dividends on the Convertible Preferred Stock shall be equal to the sum of: (i) ten (10%) percent of the Stated Value of such share; plus (ii) ten (10%) percent of the Unpaid Dividend Amount (as defined below) as of the previous dividend accrual date. The Unpaid Dividend Amount with respect to each share of Convertible Preferred Stock shall be equal to the aggregate of all dividends that the Holder of such share shall have become entitled to receive for such share, but that shall not have been paid by the Company for any reason whatsoever. Nothing in this Section shall limit any other rights or remedies of the Holder on account of the Company's failure to pay any dividends hereunder.

         (d) Notwithstanding the provisions of Subsection 1(a) above, the Company shall have the right, in its sole and absolute discretion, to pay any dividends then due on the Convertible Preferred Stock in shares of its Common Stock, par value $.01 per share (the "Common Stock") which may then be resold pursuant to the Registration Statement (as hereinafter defined) based upon a price per share equal to the average closing price of the Company's Common Stock (as reported on the Nasdaq National Market System or the Nasdaq Small Cap Market) for the five (5) trading days immediately preceding the date on which any such dividend became due.

         (e) In the event the Registration Statement (referred to in Article 4 of the Agreement, as said term is hereinafter defined) is not declared effective within one hundred fifty (150) days after the Closing (as defined in the Agreement), the Security, or any portion thereof outstanding on and after such date, shall thereafter accrue dividends (until the date that such Registration Statement shall be declared effective) at a rate per annum equal to eighteen (18%) percent. Such dividends shall: (i) include (but not be limited to) all accrued and unpaid dividends on such portion, if any, of the Stated Value of this Security as may have been previously converted pursuant to the provisions hereof; and (ii) be due and payable on each dividend payment date.

         (f) From and after February 18, 1999, if the Company shall not theretofore have paid to the Holder the full amount payable by the Company to the Holder upon redemption of the Security pursuant to Section
1.3 hereof, the Security, or any portion thereof outstanding on and after such date, shall accrue dividends (until such payment upon redemption) at a rate per annum equal to twenty-four (24%) percent of the Stated Value. Such dividends shall:
(i) include (but not be limited to) all accrued and unpaid dividends on such portion, if any, of the Stated Value of the Security as may have been previously converted or redeemed pursuant to the provisions hereof; and (ii) be due and payable on each dividend payment date.

         Section 1.3 Redemption; Resale.

         (a) Subject to Articles 2,3 and 4 hereof, the Company shall, on the first day from and after February 17, 1999 on which the Registration Statement (as hereinafter defined) is effective, redeem all shares of Convertible Preferred Stock at the time outstanding by either: (i) paying to the Holder, in cash, an amount equal to 105% of the Stated Value of such portion of the Security not theretofore converted by the Holder, together with all accrued and unpaid dividends thereon; or (ii) issuing to the Holder such number of shares of its Common Stock, which may then be resold pursuant to the Registration Statement (collectively, the "Converted Shares") as is equal to the quotient obtained by dividing the sum of 105% of the Stated Value of such portion of the Security not theretofore converted by the Holder, by Five ($5.00) Dollars (the "Conversion Price"), together with all accrued and unpaid dividends thereon. All payments shall be subject to withholding (if any) under applicable United States Federal Internal Revenue Service Regulations. With respect to the foregoing, it is understood that nothing contained herein shall limit the rights and remedies which a Holder might otherwise have as a result of the Company's failure to comply with its obligations under Article 4 of the Agreement and/or Subsection 1(e) hereof.

         (b) Subject to Articles 2,3 and 4 hereof, the Company, from and after February 17, 1999, so long as the Registration Statement is not effective, at the option of its Board of Directors, shall have the right to redeem, in whole but not in part, all shares of Convertible Preferred Stock at the time outstanding (upon notice to be given as hereinafter specified) by paying to the Holder, in cash, an amount equal to 105% of the Stated Value of such portion of the Security not theretofore converted by the Holder, together with all accrued and unpaid dividends thereon. All payments shall be subject to withholding (if any) under applicable United States Federal Internal Revenue Service Regulations. With respect to the foregoing, it is understood that nothing contained herein shall limit the rights and remedies which a Holder might otherwise have as a result of the Company's failure to comply with its obligations under Article 4 of the Agreement and/or Subsection 1(e) hereof.

         (c) Notice of redemption of outstanding shares of Convertible Preferred Stock pursuant to this Section 1.3 shall be sent by or on behalf of the Company to the Holders of record of outstanding shares of Convertible Preferred Stock selected for redemption by first class mail, postage prepaid, not less than thirty (30) days, nor more than sixty (60) days, prior to the redemption date, addressed to the Holders of record of the shares to be redeemed at their respective, last addresses as they shall appear on the books of the Company; provided, however, that the failure to give such notice, or any defect thereof, shall not affect the validity of the redemption of any shares so to be redeemed except as to the Holder to whom the Company had failed to give such notice or except as to the Holder to whom such notice was defective. Each such notice shall state: (i) the redemption date; (ii) that shares of Convertible Preferred Stock are to be redeemed; (iii) the redemption price; (iv) the place(s) where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on and after such redemption date. Provided such notice has been mailed as aforesaid, from and after the redemption date, dividends on the shares so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, shall be retired and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Convertible Preferred Stock; and all rights of the Holders thereof, as shareholders of the Company (except the right to receive from the Company the redemption price and any accrued and unpaid dividends) shall cease and terminate. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if required by the Board of Directors and so stated in the notice), such shares shall be redeemed by the Company at the redemption price aforesaid.

         (d) Supplementing the provision of Subsection 1.3(a) above, in the event the Company, on or after February 17, 1999, shall elect to pay to the Holder of the Security the amount then due it (pursuant to clause
(ii) of said Subsection 1.3(a) above) in Converted Shares and thereafter the Holder shall (in its sole and absolute discretion, the Company not reserving any right to object thereto), at any time and from time to time within a maximum period of one hundred (180) days following the date of the Company's issuance, to the Holder, of such Converted Shares, sell all or any portion of the Converted Shares on the open market at a price per Converted Share less than the Conversion Price, the Company shall, within five (5) business days after its receipt of written notice of each such sale, together with a copy of the selling broker's confirmation thereof (which shall be conclusive evidence of any such sale, the proceeds thereof and the commissions thereon and, accordingly, binding upon the Company) pay to the Holder, in cash, the difference between the actual sales price of said Converted Shares (net of all brokerage commissions payable in respect thereof) and the Conversion Price, together with interest thereon, to be computed at the rate of ten (10%) percent per annum, from the date of the Company's receipt of the aforesaid written notice of such sale(s) to the date of the Company's payment, to the Holder, of such difference.

2.       Liquidation Preference.

         2.1 In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of the Convertible Preferred Stock shall be entitled to receive, prior or in preference to any payment or distribution and setting apart (for payment or distribution) any of the assets or surplus funds of the Company to the holders of the Common Stock and/or to the holders of any other equity securities, an amount (the "Liquidation Amount") for each share of Convertible Preferred Stock then held by them, the sum of $100,000, plus any declared but unpaid dividends on the Convertible Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the Holders of the entire, aggregate Liquidation Amounts payable to the Holders of Convertible Preferred Stock pursuant to this Section 2.1, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Convertible Preferred Stock pro rata on the basis of the number of shares of Convertible Preferred Stock then held by each of them.

         2.2 All payments for which this Article 2 provides shall be in cash, property (valued at its fair market value, as determined by an independent, nationally recognized investment banking firm) or a combination thereof. After payment of the full amount of the Liquidation Amount to which each Holder is entitled, such Holders of shares of Convertible Preferred Stock will not be entitled to any further participation in any distribution of the assets of the Company.

Article 3.  Conversion.

         Section 3.1 Conversion Privilege.

         (a) Subject to the terms and conditions of the Security, the Holder of the Security shall have the right, prior to redemption by the Company, exercisable at one more times, at its option, to convert all or a portion of the Security into the Common Stock of the Company at the times hereafter specified. The number of shares of Common Stock issuable upon the conversion of the Security shall be determined by dividing the Stated Value of the shares of Convertible Preferred Stock to be converted, by the Conversion Price in effect on the conversion date, and rounding the result to the nearest 1/100th of a share. The effectiveness of said Registration Statement shall not be a condition precedent to any such conversion. The "Conversion Price" for each conversion shall be Five ($5.00) Dollars.

         (b) Subject to the provisions of Article 4 hereof, less than all of the Stated Value of the Security may be converted into Common Stock if the portion converted is $100,000 or a whole multiple of $100,000, it being understood that the provisions of this Article that apply to the conversion of the Security also apply to the conversion of a portion of it.

         (c) Notwithstanding anything contained herein to the contrary, the Security shall not be convertible by a Holder to the extent that, and so long as, the Common Stock which would be acquired upon such conversion, when aggregated with any other shares of Common Stock at the time of conversion beneficially owned by such Holder and not theretofore sold by the Holder, would aggregate more than 4.9% of the then outstanding shares of Common Stock of the Company. For this purpose, "beneficial ownership" shall be calculated in accordance with the provisions of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The opinion of the Holder's counsel shall be conclusive in calculating the Holder's beneficial ownership.

         Section 3.2 Conversion Procedure.

         (a) To convert the Security into Common Stock, the Holder must:
(i) complete, sign and deliver to the Company the Notice of Conversion attached hereto, together with the Holder's representation letter annexed thereto (the "Representation Letter"); and
(ii) surrender such shares of Converted Preferred Stock to the Company free and clear of any and all claims, liens and/or encumbrances. Except as otherwise provided herein, the date upon which the Company receives the completed Notice of Conversion and Representation Letter (by recognized, overnight courier, hand-delivery or facsimile, followed by hand-delivery or courier delivery within two (2) business days thereafter) is the conversion date, provided that the Company shall not be required to deliver a certificate for shares of Common Stock unless and until the Company receives the original of the Security. Within seven
(7) business days after its receipt of the Notice of Conversion and Representation Letter, as aforesaid, provided the Company has then received the original of the Security from the Holder, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon such conversion, and a check for any fraction of a share. The person in whose name the certificate representing shares of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of a Security that is to be converted in part, the Company shall issue to the Holder a new Security, equal in number to the unconverted portion of the Security surrendered.

         (b) Notwithstanding the provisions of Subsection 3.2(a) above, from and after the date that the Registration Statement (referred to in Article 4 of the Agreement) shall become and thereafter remain effective, the Company, if so requested by the Holder, shall, within three (3) business days after its receipt of the Notice of Conversion and Representation Letter (as required pursuant to Subsection 3.2(a) above), and provided the Company has then received the original of the Security from the Holder, serve written instructions on its transfer agent to "DWAC" the shares of Common Stock to be issued upon any such conversion of the Security, it being understood that no further documentation shall be required of a Holder in connection therewith.

         Section 3.3 Fractional Shares. The Company shall not issue a fractional share of Common Stock upon the conversion of all or any portion of the Security. Instead, the Company shall pay, in lieu of any fractional share, the cash value thereof at the Conversion Price of the Common Stock as determined pursuant to Section 3.1 above.

         Section 3.4 Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of Common Stock upon the conversion of the Security. The Holder, however, shall pay any such tax which is due because such shares are issued in a name other than its name.

         Section 3.5 Company to Reserve Stock. The Company shall reserve out of its authorized but unissued Common Stock for issuance as herein provided, a number of shares of Common Stock into which the Security may be converted. All shares of Common Stock which may be issued upon the conversion of the Security shall be fully paid and nonassessable.

         Section 3.6 Restrictions on Transfer. The Security and the Common Stock issuable upon the conversion thereof will not have been registered under the Securities Act of 1993, as amended (the "Act") and will be sold pursuant to an exemption under the Act. The Security, and each certificate evidencing the Security, may not be pledged, transferred or resold except pursuant to registration under, or an exemption from, the Act. Each certificate representing shares of Convertible Preferred Stock, and each certificate representing any shares of Common Stock issued thereunder, shall bear a restrictive legend similar to the legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

Article 4.  Recapitalization, Mergers, etc.

         Section 4.1 Recapitalization Generally. In case the Company, prior to February 17, 1999, shall (i) subdivide its outstanding Common Stock (including by means of a dividend or distribution on the Common Stock payable in Common Stock); (ii) combine its outstanding Common Stock into a smaller number of shares; or (iii) issue, by capital reorganization or reclassification of its Common Stock (other than a subdivision or combination of its shares as provided for above, a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article 4, or the issuance of any shares of Common Stock in connection with the acquisition of assets or the repayment of debt) the Conversion Price in effect thereafter shall be adjusted so that it shall be adjusted to reflect such action. In case of any such action, the $6.00 price set forth in Subsection 3.1(b) hereof shall be adjusted to reflect such action. An adjustment made pursuant to this subsection shall become effective, retroactively, immediately after the effective date in the case of a subdivision, combination or reclassification.

         Section 4.2 Mergers. Until the Security is redeemed or has been converted into Common Stock, the Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless the terms of such consolidation, merger of transfer include the preservation of the Convertible Preferred Stock. Any reference herein to the Company shall refer to such surviving or transferee corporation. If the Company merges or consolidates with another corporation, or sells or transfers all or substantially all of its assets to another person, and the holders of the Common Stock are entitled to receive stock, securities or property in respect of, or in exchange for, Common Stock, then, as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend the Security to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of shares of Common Stock into which the Security might have been converted immediately before such merger, consolidation, sale or transfer, entity in such merger, consolidation, sale or transfer. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 4 with respect to the rights of a Holder upon and after such merger, consolidation, sale or transfer to the end that the provisions of this Article 4 (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock issuable upon conversion of the Security) shall be applicable after that event as nearly equivalently as may be practicable. Except as otherwise provided herein, the Conversion Price shall be the same as the applicable Conversion Price set forth in Subsection 3.1(b) above, as the same is to be adjusted pursuant to Subsection 4.1 above.

Article 5.  Failure to Perform.

         Section 5.1 Failure to Perform Certain Covenants. In the event the Company breaches its obligation to deliver certificates for Common Stock pursuant to Section 3.2 above, the Company shall be required to make payment to the Holder of the Security, within five (5) business days after each demand by the Holder, of an amount equal to One Thousand ($1,000) Dollars per day with respect to each One Hundred Thousand ($100,000) Dollars (or the pro-rata portion thereof) Stated Value of the Security outstanding during such period as such breach continues.

         Section 5.2 Rights and Remedies. The rights and remedies provided to a Holder under Sections 5.1 and 5.2 above shall not limit any other rights and remedies afforded by law to a Holder.

Article 6. Reports. The Company will mail to each Holder of the Security, at its address as shown on the Register (as defined in Section 8.2 below) a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof, and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally, at the time such report or statement is sent to shareholders.

Article 7.  Registered Securities.

         Section 7.1 Series. The Securities to be issued hereunder shall be one of a numbered series of Securities issued to the Holders and designated as "Senior Convertible Preferred Stock".
Such Securities are collectively referred to herein as the "Securities."

         Section 7.2 Record Ownership. The Company shall maintain a register of the Holders of the Securities (the "Register") showing their names and addresses and the serial numbers and the Stated Value of Securities issued to, or transferred of record by, them from time to time. The Register may be maintained in electronic, magnetic or other form. The Company may treat the person named as the Holder of a Security in the Register as the sole owner of such Security. The Holder of the Security shall be the person exclusively entitled to receive notifications with respect to such Security, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner thereof.

         Section 7.3  Registration of Transfer.  Transfers of the
Security may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the

Register). Transfers shall be registered when the Security is presented to the Company with a request to register the transfer thereof and the Security is duly endorsed by the Holder, reasonable assurances are given that the endorsements are genuine and effective, the Company has received a certificate from the Holder that it owns the Security free and clear of all claims, liens and/or encumbrances, and the Company has received evidence, satisfactory to it, that such transfer is rightful and in compliance with all applicable laws, including tax laws and State and Federal securities laws. When the Security is presented for transfer and duly transferred hereunder, it shall be canceled and one or more new Securities showing the name(s) of the transferee(s) as the Holder(s) thereof shall be issued in lieu thereof. When the Security is presented to the Company with a reasonable request to exchange it for an equal Stated Value of Securities of other denominations, the Company shall make such exchange and shall cancel the Security and issue, in lieu thereof, Securities having a total Stated Value equal to the Stated Value of the Security, in the denominations requested by the Holder.

         Section 7.4 Worn and Lost Securities. If the Security becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Security in lieu thereof upon its surrender. Where the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue a new Security in place of the original Security if the Holder so requests by written notice to the Company (provided such notice is actually received by the Company before it is notified that such Security has been acquired by a bona fide purchaser) and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory, together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information, in such form and with such proof or verification, as the Company may request.

Article 8. Voting Rights. Except as specifically set forth in the Business Corporation Act of the State of New York, the Holders of shares of Convertible Preferred Stock shall not be entitled to any voting rights with respect to any matters voted upon by shareholders of the Company.

Article 9. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first class mail, overnight courier, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Article 9.

         All notices to Holders are to be directed to each Holder at such address as is listed for such Holder in the Register.

         All notices to the Company are to be directed to:

         Sterling Vision, Inc.
         1500 Hempstead Turnpike
         East Meadow, NY  11554
         Attn:  General Counsel
         Telephone:  516-390-2100
         Telecopier: 516-390-2150

         with a copy (which shall not constitute notice) to:

         Camhy Karlinsky & Stein LLP
         1740 Broadway
         16th Floor
         New York, NY  10019
         Attn:  Robert S. Matlin, Esq.
         Telephone:  212-977-6600
         Telecopier: 212-977-8389

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; or when receipt is acknowledged, if telecopied.

Article 10. Times. Where this Certificate authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday, a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specific hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Certificate.

Article 11. Rules of Construction. Herein, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of Articles and Sections contained herein are inserted for convenience of reference only, and they neither form a part of this Certificate, nor are they to be used in the construction or interpretation hereof. Wherever, in this Certificate, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company, and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of the Security."

         FOURTH: Thirty-five (35) shares of the unissued Preferred Stock of the Company, par value $.01, have been designated Senior Convertible Preferred Stock, the terms of which are stated above in Article THIRD hereof.

         FIFTH: Pursuant to the authority under Article 4 of the Certificate of Incorporation of the Company and Sections 502 and 805 of the Business Corporation Law of the State of New York, the Board of Directors of the Company, by Unanimous Written Consent, dated April 9, 1998, adopted a Resolution creating a series of Preferred Stock of the Company, designated Senior Convertible Preferred Stock, the terms of which are stated in Article THIRD hereof.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation of the Company to be signed by the Chairman of the Board and the Secretary of the Company, who affirm that the statements made herein are true and correct under the penalties of perjury, on this 9th day of April, 1998.

                                        STERLING VISION, INC.


                                        By:
                                            ------------------------------
                                            Name:  Dr. Robert Cohen
                                            Title: Chairman of the Board


                                        By:
                                            ------------------------------
                                             Name:  Joseph Silver
                                             Title: Secretary

NOTICE OF CONVERSION

         [To be completed and signed only upon conversion of Security]


         The undersigned, the Holder of this Security, hereby irrevocably elects to exercise the right to convert it into Common Stock, par value $.01 per share, of Sterling Vision, Inc., as follows:

{Complete if less than all of the              Dollars ($     )*
Stated Value is to be converted)  --------------------------------------------
                                  ($100,000 or integral multiples of $100,000)


(Signature must be guaranteed
if registered holder of stock     --------------------------------------------
differs from registered           (Name of Holder of Shares if different than
Holder of Security)               the registered Holder of the Security)


                                  --------------------------------------------
                                  (Address of Holder of shares if different than the address of registered Holder of the Security)


                                  --------------------------------------------
                                  (Social Security of EIN of the Holder of shares if different than the Holder of the Security)

* If the Stated Value of the Security to be converted is less than the Stated Value thereof, a new Security for the balance of the Stated Value shall be returned to the Holder of the Security. All notices shall be transmitted by hand delivery, facsimile or overnight courier.

The undersigned requests that the Shares to be issued pursuant to this Notice of Conversion be issued:

CHECK ONE:

[  ]     by issuance of a Certificate therefor to the Holder:

[  ]     by DWAC to the entity and address set forth below:


         --------------------------------------------------

         --------------------------------------------------

         --------------------------------------------------


NOTE: IF THE SHARES OF COMMON STOCK (TO BE ISSUED PURSUANT TO THIS NOTICE OF CONVERSION) ARE TO BE "DWAC'd", THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT: (I) HE/SHE/IT HAS PREVIOUSLY RECEIVED A COPY OF THE REGISTRATION STATEMENT REFERRED TO IN SUBSECTION 1.2(e) OF THE CERTIFICATE OF DESIGNATION; AND (II) A COPY OF THE PROSPECTUS INCLUDED IN SAID REGISTRATION STATEMENT WILL BE DELIVERED, PRIOR TO THE UNDERSIGNED'S SALE AND/OR TRANSFER OF ANY SUCH SHARES, TO THE PROPOSED PURCHASER/TRANSFEREE THEREOF OR HIS/HER/ITS BROKER OR AUTHORIZED AGENT.



Date:                Sign:
     -------------        ------------------------------------------------
                          (Signature must conform in all respects
                           to name of the Holder as shown on the face of the Security)

                      ASSIGNMENT OF Preferred Stock

The undersigned hereby sell(s) and assign(s) and transfer(s) unto

--------------------------------------------------------------------------
                (name, address and SSN or EIN of assignee)

--------------------------------------------------------------------------
(Stated Value of Preferred Stock, $100,000 or integral multiples of
$100,000)


Date:                          Sign:
     -------------                  ---------------------------------------
                                    (Signature must conform in all respects
                                    to the name of the Holder as shown on
                                    the face of the Certificate for the
                                    Preferred Stock)

                      FORM OF REPRESENTATION LETTER
                         [NAME/ADDRESS OF HOLDER]

_______________, 199_

VIA FAX: (516)390-2150

Sterling Vision, Inc.
1500 Hempstead Turnpike
East Meadow, New York  11554
Attn.: General Counsel

         Re:  Convertible Preferred Stock and Warrants Subscription
              Agreement
Gentlemen:

Reference is made to: (i) that certain Convertible Preferred Stock and Warrants Subscription Agreement (the "Subscription Agreement"), dated as of February 17, 1998, pursuant to which the undersigned subscribed to purchase from Sterling Vision, Inc. ("SVI" or the "Seller") an aggregate of $_________ Stated Value of SVI's Convertible Preferred Stock (the "Securities"); and (ii) the undersigned's Notice of Conversion, dated _________, 199__, with respect to $_________ Stated Value of the Securities. All capitalized terms used (but not otherwise defined) herein shall have the respective, identical meanings ascribed to them in said Subscription Agreement.

With respect to the foregoing, this letter will serve to confirm and certify to SVI that the undersigned has not, as of the date hereof, violated and/or breached the provisions of Subsection 2(v) of the Subscription Agreement which prohibits the undersigned, for a period of twelve (12) months from the Closing, from offering, selling, contracting to sell, granting any options to purchase, or otherwise disposing (collectively, a "Sale") of any Common Stock that the undersigned does not own as of such date; provided, however, that no such restriction will apply to any Shares to be issued to the undersigned upon the conversion of any Preferred Stock in the event the Seller receives from the undersigned, within five (5) business days after any such Sale, a Notice of Conversion with respect to such Preferred Stock.

                                   Very truly yours,
                                   [NAME OF HOLDER]


                                   By:__________________________________

     CONVERTIBLE PREFERRED STOCK AND WARRANTS SUBSCRIPTION AGREEMENT
                         OF STERLING VISION, INC.


         THIS CONVERTIBLE PREFERRED STOCK AND WARRANTS SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered into as of the 17th day of February, 1998, by and between STERLING VISION, INC., a New York corporation ("Seller"), and_____________________________________________
_________, a _____________________________________("Buyer"), providing for the purchase and sale of _____________( ) Units (the "Units"), each Unitconsisting of one (1) share of the Seller's Senior Convertible Preferred Stock, par value $.01 per share (collectively, the "Preferred Stock"), convertible into shares (collectively, the "Equity Shares") of the common stock, par value $.01 per share (the "Common Stock"), of Seller, and _________________ (__________) Warrants (collectively, the "Warrants") of
Seller, each Warrant entitling Buyer to purchase one share (collectively, the "Warrant Shares") of Common Stock (the Equity Shares, Warrant Shares and the Interest Shares [as said term is hereinafter defined] being hereinafter collectively referred to as the "Shares"), in connection with an offering by Seller of an aggregate of 35 Units consisting of an aggregate of thirty-five (35) shares of Preferred Stock and an aggregate of Seven Hundred Thousand (700,000) Warrants. Seller and Buyer (collectively, the "Parties") each hereby represent and agree as follows:

                  1.       AGREEMENT TO SUBSCRIBE; PURCHASE PRICE;
                           ISSUANCE OF SHARES

                  (i) Buyer hereby subscribes for _________( ) Units, consisting of ______ shares of Preferred Stock and ____________ Warrants. The Preferred Stock shall have such preferences and relative rights, and shall be subject to such qualifications, limitations and restrictions as set forth in the Company's "Certificate of Designations, Preferences and Relative Rights of Preferred Stock and Relative Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof", filed by the Company with the New York Secretary of State, a copy of which is annexed hereto as Exhibit B (the "Certificate of Designations").

                  (ii) Buyer shall pay the aforesaid principal amount as the purchase price for the Units subscribed for by it by wire transfer of immediately available, Federal funds in United States dollars against counter-delivery of Buyer's Units by Seller. The closing of the purchase and sale of the Units (the "Closing") shall take place on or about February 17, 1998, at 10:00 a.m., at the offices of Seller's counsel, Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, NY 10019, or at such other place as the parties shall agree.

         2.       BUYER'S REPRESENTATIONS AND COVENANTS.

                  Buyer represents, warrants and covenants to Seller as follows:

                  (i) This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, subject to general principles of equity and of bankruptcy or other laws affecting the enforcement of creditors' rights;

                  (ii) Buyer is purchasing the Unit(s) for its own account for investment purposes only and not with a view towards distribution. Buyer understands and agrees that it must bear the economic risks of its investment for an indefinite period of time. Buyer has received and carefully reviewed copies of the Public Documents (as defined in Section 3). Buyer understands that the offer and sale of the Units are being made only by means of this Agreement. No representations or warranties have been made to Buyer by Seller, the officers or directors of Seller, or any agent, employee or affiliate of any of them, except as specifically set forth herein. Buyer is aware that the purchase of the Units involves a high degree of risk and that it may sustain, and has the financial ability to sustain, the loss of its entire investment. Buyer has had the opportunity to ask questions of, and receive answers satisfactory to it from, Seller's management regarding Seller. Buyer understands that no federal or state governmental authority has made any finding or determination relating to the fairness of an investment in the Units and that no federal or state governmental authority has recommended or endorsed, or will recommend or endorse, the investment herein. Buyer, in making the decision to purchase the Units subscribed for, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties. Buyer has significant assets and upon consummation of the purchase of the Units will continue to have significant assets exclusive of the Units. Buyer has not been organized for the sole purpose of acquiring the Units;

                  (iii) Buyer is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act");

                  (iv) Buyer understands that the Units are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such provisions;

                  (v) Buyer agrees that for a period of twelve (12) months from the Closing it shall not offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock (any of the foregoing, a "Sale") that Buyer does not own as of such date; provided, however, that no such restriction shall apply to any Shares to be issued to Buyer upon the conversion of any Preferred Stock or the exercise of any Warrants in the event Seller receives from Buyer, within five (5) business days after any such Sale, (x) a Notice of Conversion (as defined in the Certificate of Designations) with respect to such Preferred Stock or (y) the Election to Exercise with respect to such Warrants;

                  (vi) Buyer has not employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement; and

                  (vii) Buyer understands that neither the Units, the Preferred Stock, the Warrants nor the shares of Common Stock into which the Preferred Stock is convertible (the "Equity Shares") have been registered under the Securities Act and therefore it cannot dispose of any or all of the Units, the Preferred Stock, the Warrants or the Equity Shares unless and until such Units, Preferred Stock, Warrants or Equity Shares, as the case may be, are subsequently registered under the Securities Act or exemptions from such registration are available, it being understood that subject to certain limitations, only the Equity Shares and Warrant Shares shall be required to be registered by Seller. Buyer acknowledges that a legend substantially as follows will be placed on the certificates representing the Preferred Stock, the Warrants, the Equity Shares and the Warrant Shares:

THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED SECURITIES WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES WILL NOT TRANSFER SUCH SECURITIES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE ISSUER THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

         3.       SELLER'S REPRESENTATIONS AND COVENANTS.

                  Seller represents, warrants and covenants to Buyer as follows:

                  (i) Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify is not reasonably anticipated to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of Seller and its subsidiaries taken as a whole;

                  (ii) Seller has registered shares of its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in full compliance with all reporting requirements of the Exchange Act, and the Common Stock is quoted on the Nasdaq National Market (trading symbol ISEE);

                  (iii) Seller has delivered to Oscar Folger, Esq., counsel to the Buyer, with copies of Seller's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission"), all Forms 10-Q and 8-K filed thereafter and all other filings made with the Commission after the filing of the most recent Form 10-K (collectively, the "Public Documents"). Except for a possible, required reclassification, on Seller's Consolidated Balance Sheets, of certain Debentures issued by the Seller on February 25, 1997, and except for certain possible, non-cash charges to income resulting therefrom, the Public Documents, at the time of their filing, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

                  (iv) At the Closing, each of the Units, the Preferred Stock and the Warrants shall be duly authorized and validly issued and each of them shall be enforceable in accordance with their terms (subject to general principles of equity and bankruptcy, fraudulent conveyance, preference and other laws affecting creditors' rights generally). The Preferred Stock, Warrant Shares and Equity Shares, as well as any shares of Common Stock to be issued to the Buyer upon exercise of the Warrants and/or pursuant to Subsection 1.2(d) of the Certificate of Designations (the "Interest Shares") when issued and delivered, will be duly and validly authorized and issued, fully paid and nonassessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws and/or this Agreement and/or the Certificate of Designations, and will not subject the holders thereof to personal liability by reason of being such holders. Seller has reserved 1,400,000 shares of Common Stock for issuance upon conversion of the Preferred Stock and exercise of the Warrants. There are no preemptive rights of any shareholder of Seller with respect to the Preferred Stock, the Warrants or the Shares;

                  (v) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement of Seller enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Seller has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

                  (vi) The execution and delivery of this Agreement, the issuance of the Preferred Stock, the Warrants, the Shares (upon conversion of the Preferred Stock, the exercise of the Warrants and/or pursuant to Subsection 1.2(d) of the Certificate of Designations) and the consummation of the transactions contemplated by this Agreement by Seller, will not conflict with or result in a breach of or a default under any of the terms or provisions of, Seller's certificate of incorporation or By-laws, or of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets is bound, any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Seller, or any of its properties or assets or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of Seller or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject;

                  (vii) No authorization, approval, filing with or consent of any governmental body is required for the issuance and sale of the Preferred Stock, the Warrants or the Shares (upon conversion of the Preferred Stock, or the exercise of the Warrants and/or pursuant to Subsection 1.2(d) of the Certificate of Designations) as contemplated by this Agreement, except as may be required under the securities or blue sky laws of the various states;

                  (viii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the actual knowledge of Seller (without inquiry), threatened, against or affecting Seller, or any of its properties, which would reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of Seller and its subsidiaries, taken as a whole;

                  (ix) Seller shall issue the Preferred Stock in the name of Buyer in the amount specified in Section 1(i) above in denominations of One Hundred Thousand ($100,000) Dollars Stated Value. Seller shall issue the Warrants in the name of Buyer in the amount specified in Section 1(i) in denominations of Twenty Thousand (20,000) Warrants. Upon conversion of the Preferred Stock or the exercise of the Warrants, or the payment, by the Seller, of any required dividends on the Preferred Stock in shares of its Common Stock which may then be resold pursuant to the Registration Statement (as hereinafter defined), Seller will issue one or more certificates representing the Shares, in the name of Buyer, with a legend (if applicable) substantially in the form specified by
Section 2(vii) above, and in such denominations to be specified by Buyer prior to conversion or exercise, as the case may be; and

                  (x) Seller has not employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement except for a fee payable by Seller, at the Closing, to Mueller & Company, Inc., in an amount equal to five (5%) percent of the principal amount of this Debenture.

         4.       REGISTRATION.

                  Seller hereby agrees to file, within a maximum period of seventy-five (75) days from the Closing, a registration statement (the "Registration Statement") under the Securities Act on Form S-3, covering resales of all of the Equity Shares and Warrant Shares. Seller shall use its reasonable, good faith efforts to cause the Registration Statement to become effective within one hundred twenty (120) days after the date of filing of the Registration Statement. The Registration Statement shall be a "shelf" registration statement for purposes of Rule 415 under the Securities Act, and Seller shall maintain its effectiveness until the earlier of (x) three (3) years from the date the Registration Statement has been declared effective and (y) the date all of the Equity Shares and/or Interest Shares have been sold and all of the Warrants have been exercised. In furtherance of the foregoing, Seller shall, as expeditiously as possible:

                  (i) before filing a registration statement or prospectus or any amendments or supplements thereto (x) furnish to one counsel selected by Buyer copies of all such documents proposed to be filed, and (y) notify Buyer and such counsel of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (ii) prepare and file with the Commission such amendments and supplements to any Registration Statement and the prospectus included therein as may be necessary to keep such Registration Statement effective until the earlier of (i) the date the distribution described in the Registration Statement is completed and (ii) the date all Shares shall otherwise have been sold (but not before the expiration of the period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                  (iii) furnish to Buyer and any underwriter of the Shares to be included in the Registration Statement, copies of such Registration Statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as Buyer may reasonably request in order to facilitate the disposition of the Shares owned by Buyer;

                  (iv) use its reasonable, good faith efforts to register or qualify the Shares under such other securities or blue sky laws of such jurisdictions as Buyer or any underwriter of the Shares reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable Buyer to consummate the disposition in such jurisdictions of the Shares; provided that Seller will not be required to
(x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(iv), (y) subject itself to taxation in any such jurisdiction, or (z) consent to general service of process in any such jurisdiction;

                  (v) use its reasonable, good faith efforts to cause the Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or other authorities as may be necessary by virtue of the business and operations of Seller to enable Buyer to consummate the disposition of the Shares;

                  (vi) notify Buyer and any underwriter of the Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act (even if such time is after the period referred to in Section 4(ii)), of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading;

                  (vii) make available for inspection by Buyer, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by Buyer or any such underwriter (collectively, the

"Inspectors"), all financial and other pertinent records and pertinent corporate documents of Seller (collectively, the "Records"), and cause Seller's officers, directors and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such Registration Statement. Records or other information which Seller determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the Registration Statement, or (y) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Buyer shall, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give notice to Seller and allow Seller, at Seller's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

                  (viii) furnish, at the request of Buyer, on the date that the Shares are delivered to the underwriters for sale pursuant to such Registration Statement or, if the Shares are not being sold through underwriters, on the date that the Registration Statement with respect to the Shares becomes effective, (i) a signed opinion, dated such date, of the legal counsel representing Seller for the purposes of such registration, addressed to the underwriters, if any, or if the Shares are not being sold through underwriters, then to Buyer, as to such matters as such underwriters or Buyer, as the case may be, may reasonably request and as would be customary in such a transaction; and (y) a letter dated such date, from the independent certified public accountants of Seller, addressed to the underwriters, if any, or if the Shares are not being sold through underwriters, then to Buyer and, if such accountants refuse to deliver such letter to Buyer, then to Seller (xx) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Seller included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and (yy) covering such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Buyer may reasonably request and as would be customary in such a transaction;

                  (ix) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Shares to be so included in the Registration

Statement; and

                  (x) use its reasonable, good faith efforts to cause all the Shares to be quoted on the NASDAQ National Market System.

                  Seller may require Buyer to furnish to Seller such information regarding the distribution of the Shares as Seller may from time to time reasonably request in writing. Buyer agrees to timely cooperate with Seller in connection with the preparation and filing of the Registration Statement and to promptly furnish to Seller such information regarding Buyer and the distribution of the Shares as reasonably requested by Seller. Buyer represents and warrants that no information furnished in writing to Seller will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                  Buyer agrees that, upon receipt of any notice from Seller of the happening of any event of the kind described in Section 4(vi) hereof, Buyer will forthwith discontinue disposition of the Shares pursuant to the Registration Statement until Buyer's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(vi) hereof, and, if so directed by Seller, Buyer will deliver to Seller (at Seller's expense) all copies, other than permanent file copies then in Buyer's possession, of the prospectus covering the Shares current at the time of receipt of such notice. In the event Seller shall give any such notice, Seller shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(vi) hereof to and including the date when Buyer shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(vi) hereof.

                  Seller further agrees that in the event the holder of a Warrant shall, after the date such Registration Statement shall be declared effective, deliver to the Seller written notice of the transfer/assignment thereof (in the form annexed to the Warrant), the Seller shall, within ten (10) business days thereafter, file with the SEC a supplement to said Registration Statement setting forth the name and address of such transferee/assignee; provided, however, that Seller, as a condition thereto, may require such transferee/assignee to provide it with the information otherwise required of Buyer hereunder.

         5.       EXPENSES OF REGISTRATION.

                  All expenses incurred in connection with the registration of the Shares contemplated by this Agreement, excluding underwriters' discounts and commissions and the fees of Buyer's counsel, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers, and Seller's accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws and fees and disbursements of counsel for Seller shall be paid by Seller. Buyer shall bear and pay any underwriting commissions and discounts applicable to the Shares offered for its account and the fees of its counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

         6.       INDEMNIFICATION AND CONTRIBUTION
                  IN CONNECTION WITH REGISTRATION.

                  (i) Subject to Buyer's obligation to indemnify Seller as provided in Section 6(ii)hereof, Seller agrees to indemnify, to the full extent permitted by law, Buyer, its officers, directors, employees, shareholders, attorneys and agents and each person who controls Buyer (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, (including any prospectus or preliminary prospectus constituting a part thereof) or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. Seller will also indemnify any underwriters of the Shares, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Buyer.

                  (ii) In connection with any Registration Statement (pursuant to which the Shares are to be registered), Buyer will furnish promptly to Seller in writing such information with respect to Buyer as Seller reasonably requests for use in connection with any such Registration Statement or amendment thereof or supplement thereto and agrees to indemnify, to the extent permitted by law, Seller, its officers, directors, employees, shareholders, attorneys and agents and each person who controls Seller (within the meaning of the Securities
Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement, (including the prospectus or preliminary prospectus constituting a part thereof) or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to Buyer furnished or required to be furnished by Buyer. Notwithstanding the foregoing, the liability of Buyer under this Subsection 6(ii) shall be limited to an amount equal to the gross proceeds of the Shares sold by Buyer under the Registration Statement, unless such liability arises out of or is based on the gross negligence and/or willful misconduct of Buyer.

                  (iii) Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation for which such person will or may claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld and/or delayed). Failure by such person to provide said notice to the indemnifying party shall in and of itself not create liability except to the extent of any injury directly resulting therefrom. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                  (iv) If, for any reason, the indemnity provided for in this Section 6 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (x) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied (or required to be supplied) by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Subsection 6(iv), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Subsection 6(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (v) If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6(i) and (ii) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.

                  (vi) The provisions of this Section 6 shall survive any termination of this Agreement.

         7.       TRANSFER OF RIGHTS AND OBLIGATIONS.

                  The rights and obligations of Buyer under this Agreement (including the registration rights with respect to the Shares) may be assigned to any person; provided that such transfer may otherwise be effected in accordance with applicable securities laws; provided further, that Buyer shall give Seller written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that such transferee shall agree in writing, in form and substance satisfactory to Seller, to be bound by the provisions of this Agreement; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the Securities Act. With respect to the foregoing, in the event of any such transfer by Buyer, such transferee (of the rights and obligations of the Buyer hereunder) shall thereafter be deemed to be Buyer hereunder.

         8.       ADDITIONAL INDEMNIFICATION PROVISIONS.

                  (i) In addition to the indemnification provisions contained in Section 6 hereof, Buyer hereby agrees to indemnify and hold harmless Seller and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by Buyer, (ii) any omission or alleged omission of a material fact with respect to Buyer or (iii) any breach of any representation, warranty or agreement made by Buyer in this Agreement.

                  (ii) In addition to the indemnification provisions contained in Section 6 hereof, Seller hereby agrees to indemnify and hold harmless Buyer and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact made by Seller; (ii) any omission or alleged omission of a material fact with respect to Seller; or (iii) any breach of any representation, warranty or agreement made by Seller in this Agreement.

         9.       DELIVERIES AT CLOSING.

                  (i) Buyer shall make the following deliveries to Seller at the Closing: (x) payment of the Purchase Price as provided in Section 1(i); and (y) delivery of an investor questionnaire in the form attached as Exhibit D to this Agreement.

                  (ii) Seller shall make the following deliveries to Buyer at the Closing: (x) deliver in the name of Buyer certificates for the Preferred Stock and the Warrants.

         10.      MISCELLANEOUS.

                  (i) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York without giving effect to the rules governing the conflicts of laws.

                  (ii) This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (iii) Each of the parties agrees to pay its own expenses incident to this Agreement and the performance of its obligations hereunder, including, but not limited to, the fees and expenses of each such party's legal counsel.

                  (iv) All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10.

                              if to Seller:

                              Sterling Vision, Inc.
                              1500 Hempstead Turnpike
                              East Meadow, NY  11554
                              Attn: General Counsel
                              Telephone:  516-390-2144
                              Telecopier:  516-390-2150

                              with a copy (which shall not constitute
notice) to:
                              Camhy Karlinsky & Stein LLP
                              1740 Broadway, 16th Floor
                              New York, NY  10019
                              Attn: Robert S. Matlin, Esq.
                              Telephone:  212-977-6600
                              Telecopier:  212-977-8389

                              if to Buyer, at such address as is listed for Buyer on the signature page hereto.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged, if telecopied.

                  (v) This Agreement together with the Exhibits and Schedules hereto constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior oral or written proposals or agreements relating thereto. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.

                  IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

                                 STERLING VISION, INC.

                                 By: ____________________________________
                                     Jerry Lewis, President

                                 Address:

                                 Sterling Vision, Inc.
                                 1500 Hempstead Turnpike
                                 East Meadow, NY  11554
                                 Telephone: 516-390-2100
                                 Fax: 516-390-2150


                                 By: ____________________________________
                                     Name:  _____________________________
                                     Title: _____________________________


                                 Address:
                                 ________________________________________
                                 ________________________________________
                                 Telephone:______________________________
                                 Fax: ___________________________________

THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF IS RESTRICTED AS DESCRIBED HEREIN.


                          STERLING VISION, INC.

           Warrant for the purchase of shares of Common Stock,
                         $.01 par value per share

No.


                  THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,______________ ________________________________ (the "Holder"), is entitled to subscribe for and purchase from Sterling Vision, Inc., a New York corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time, during the period commencing on the date hereof and expiring at 5:00 p.m. on February 16 , 2001 (the "Exercise Period"), shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at a price (the "Exercise Price") per share of Common Stock of Five ($5.00) Dollars. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. This Warrant is one of a series of warrants issued to the original Holder in connection with the sale by the Company of certain Units consisting of Convertible Preferred Stock (collectively, the "Preferred Stock") and this Warrant. As used herein, the term "Holder" shall include any transferee to whom this Warrant has been transferred in accordance with the terms hereof.


                                 EXHIBIT B

                  The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") may be adjusted from time to time as hereinafter set forth.

                  This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by transmission to the Company, by telecopy, of the Election to Exercise attached hereto, together with the Holder's representation letter annexed thereto (the "Representation Letter") followed within three (3) business days by the surrender of this Warrant (with the Election to Exercise duly executed) to the Company at its office at 1500 Hempstead Turnpike, East Meadow, New York 11554, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company, in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price").

                  Notwithstanding anything to the contrary contained in this Warrant, this Warrant: (i) shall be exercisable, in whole or in part, notwithstanding the conversion of all or any part of the Preferred Stock and/or the payment thereof; and (ii) shall not be exercisable by the Holder to the extent that and so long as the Common Stock which would be acquired upon such exercise when aggregated with any other shares of Common Stock at the time of exercise beneficially owned by the Holder and not previously sold by the Holder would aggregate more than 4.9% of the then outstanding shares of Common Stock of the Company. For this purpose, "beneficial ownership" shall be calculated in accordance with the provisions of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The opinion of the Holder's counsel shall be conclusive in calculating the Holder's beneficial ownership.

                  (a) Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within seven (7) business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise, the Representation Letter and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

                  (b) Notwithstanding the provisions of Subsection 3(a) above, from and after the date that the Registration Statement (referred to in Article 4 of that certain Convertible Preferred Stock and Warrants Subscription Agreement, dated the date hereof; hereinafter referred to as the "Registration Statement") shall become and thereafter remain effective, the Company, if so requested by the Holder, shall, within three (3) business days after its receipt of this Warrant, the Election to Exercise, the Representation Letter and the Aggregate Exercise Price (as required pursuant to Subsection 3(a) above), serve written instructions on its Transfer Agent to "DWAC" the shares of Common Stock to be issued upon any such election, it being understood that no further documentation shall be required of the Holder in connection therewith.

                  Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer. This Warrant shall be transferable on the Warrant Register only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer, subject in all cases to compliance with the terms and provisions of that certain Convertible Preferred Stock and Warrants Subscription Agreement, dated as of February 17, 1998 (the "Subscription Agreement"), between the Company and the Holder. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act, and the rules and regulations thereunder, and any applicable state securities laws.

                  5. In the event the Company fails to deliver to the Holder a certificate or certificates for the Warrant Shares in accordance with Section 3, the Company shall be required to make payment to the Holder of this Warrant within five (5) business days after each demand by the Holder, of an amount equal to One Thousand ($1,000) Dollars per day with respect to each One Hundred Thousand ($100,000) Dollars (or the pro-rata portion thereof) of Warrant Shares (based on the Exercise Price) to be issued to the Holder with respect to the Elect to Exercise delivered to the Company.

                  6. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock equal to the number of Warrants covered hereby. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

                  7. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock, in each case, in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or
(iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                  Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of Warrant Shares issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of this Warrant shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section.6 7. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                  No adjustment in the number of Warrant Shares shall be required if such adjustment is less than one; provided, however, that any adjustments which by reason of this Subsection 7(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest one-thousandth of a share.

                  In any case in which this Section 7 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this

Warrant after the record date, the Warrant Shares, if any, issuable upon such exercise over and above the Warrant Shares, if any, issuable upon such exercise prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustment.

                  Whenever there shall be an adjustment as provided in this Section 7, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable upon the exercise of this Warrant if such Warrant were exercisable on the date of such notice, and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  8.  In case at any time the Company shall propose

                      (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                      (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                      (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation or merger as described in Section 7; or

                      (d) to effect any liquidation, dissolution, or winding-up of the Company, then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up.

                  9. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  10. The Company shall file a registration statement covering the Warrant Shares and otherwise comply with its obligations with respect to the Warrant Shares, all as set forth in the Subscription Agreement. All expenses incurred in connection with any such registration statement shall be paid as provided in the Subscription Agreement.

                  11. (a) The Company agrees to indemnify and hold harmless the Holder, its officers, directors, employees, shareholders, attorneys and agents, and each person, if any, who controls any such person (within the meaning of the Act) as provided in Sections 6 and 8 of the Subscription Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

                      (b) The Holder agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders, attorneys and agents and each person who controls the Company (within the meaning of the Act) as provided in Sections 6 and 8 of the Subscription Agreement.

                  12. Unless registered as contemplated by Section 10 hereof, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

                          "THE SHARES REPRESENTED BY THIS CERTIFICATE
                  HAVE BEEN NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. SUCH SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A WARRANT, DATED FEBRUARY , 1998, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

                  13. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

                  14. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  15. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

Dated:  February 17, 1998

                                           STERLING VISION, INC.


                                           By: __________________________
                                               Name:   Jerry Lewis
                                               Title:  President

                            FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, _________________________________
hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, $.01 par value per share, of Sterling Vision, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated:___________________


                                Signature_______________________________


Signature Guaranteed:

                                  NOTICE


                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:       Sterling Vision, Inc.
          1500 Hempstead Turnpike
          East Meadow, New York  11554


                           ELECTION TO EXERCISE


                      The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof; and the undersigned certifies that this Warrant is owned by the undersigned free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:


                 ________________________________________

                 ________________________________________

                 ________________________________________
                 (Print Name, Address and Social Security
                      or Tax Identification Number)

          and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

The undersigned request that the Shares to be issued pursuant to this Election to Exercise be issued:

CHECK ONE:

[  ]     by issuance of a Certificate therefor to the above entity/individual;

[  ]     by DWAC to the entity/individual set forth above at the address set forth below:

               __________________________________________________

               __________________________________________________

               __________________________________________________

          NOTE: IF THE WARRANT SHARES (TO BE ISSUED PURSUANT TO THIS ELECTION TO EXERCISE) ARE TO BE "DWAC'd", THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT: (I) HE/SHE/IT HAS PREVIOUSLY RECEIVED A COPY OF THE REGISTRATION STATEMENT REFERRED TO IN SUBSECTION 3(B) OF THIS WARRANT; AND (II) A COPY OF THE PROSPECTUS INCLUDED IN SAID REGISTRATION STATEMENT WILL BE DELIVERED, PRIOR TO THE UNDERSIGNED'S SALE AND/OR TRANSFER OF ANY OF SUCH WARRANT SHARES, TO THE PROPOSED PURCHASER/TRANSFEREE THEREOF OR HIS/HER/ITS AUTHORIZED AGENT.


Dated:________________________          Name:______________________________
                                              (Print)

          Address:_________________________________________________________



                                        ___________________________________
                                          (Signature)